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                                                                   Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACTS:
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LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:
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LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                         619-223-8844
Ltannenbaum@ljlbio.com                               friestintl@aol.com
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LJL BIOSYSTEMS FORMS THE GENOMICS SCIENCE GROUP

-    LEADING GENOMICS RESEARCHERS PURCHASE LJL SYSTEMS
- LJL AND UCLA COLLABORATE ON SNP GENOTYPING USING HIGH EFFICIENCY FLUORESCENCE POLARIZATION (HEFP-TM-)
-    LJL PRESENTING AT PRESTIGIOUS INTERNATIONAL CONFERENCES

SUNNYVALE, CA - AUGUST 31, 1999 - LJL BioSystems, Inc. (Nasdaq: LJLB), announced today the creation of the Genomics Science Group within the company, focusing specifically on extending LJL's High Throughput Screening solutions to the genotyping of SNPs (Single Nucleotide Polymorphisms). SNPs are molecular signatures in the genome that contribute to genetic variety. Scientists increasingly are looking to use SNPs to help understand genetic diseases and to identify new targets for drugs.

LJL already has shipped its Analyst-TM- system for use in SNP analyses to several key genomics customers including the Whitehead Institute/MIT Center for Genome Research and Exelixis Pharmaceuticals. "We are very excited about the opportunity to establish a leadership role for LJL in the SNP market, beginning with shipments to some key genomics groups. As the pharmaceutical industry enters into the new millennium for molecular drug discovery and development, we are pleased to announce the formation of this new business initiative to provide focused development, commercialization and marketing of LJL's technology platform for genomics applications," commented Lev Leytes, chairman and CEO of LJL.

"Initial feedback from our customers, who use our high throughput systems for genomics applications, indicates that the requirements of the genomics market are very similar to the emerging requirements of the drug discovery market that LJL already is addressing. These genomics customers require both high throughput and low cost- per- data point just like our HTS users," continued Leytes.


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LJL also announced today that it has entered into collaboration with the
University of California at Los Angeles (UCLA) focusing on the use of LJL's HEFP-TM- technology for genotyping of SNPs identified using computational biology. "We are indeed pleased to be collaborating with an institution of such high caliber as UCLA in expanding the biological validation of our industrialized solution for SNP scoring," commented Leytes.

Dr. Enal Razvi, LJL's Director of Business Development, will be presenting data on LJL's SNPs platform at several international conferences in the coming months. Dr. Razvi will be presenting jointly with Dr. Tom Weaver, Head of Development, of Incyte Europe a talk on "HEFP-TM- based SNP Genotyping" on September 4th at the Sixth International Conference on Automation in Mapping and Sequencing being held in Cambridge, UK. LJL also will present its SNP work at the SNPs and Complex Genome Analysis conference in Schloss-Hohenkammer, Germany, September 17-20th, 1999.

In addition, LJL has accepted an invitation from Global Business Research, Ltd. to chair and present at their September 27-29, 1999 conference on SNPs and Pharmacogenomics in San Diego, CA.

ABOUT LJL BIOSYSTEMS, INC.
LJL BioSystems, Inc. develops, produces, and markets worldwide to pharmaceutical and biotechnology firms, instruments, consumables and services that accelerate and enhance the drug discovery process. LJL's proprietary technology platform is designed to address many of the limitations associated with current products for the HTS market, allowing its customers to expedite the identification and optimization of compounds for development into new medicines. LJL's customers include, among others, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Corporation, Tularik, Inc., Millennium Pharmaceuticals, Inc., Dupont Pharmaceuticals Company, Amgen, Inc., Monsanto Company, Pharmacia & Upjohn and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. The Company's website address is www.ljlbio.com.

FORWARD-LOOKING STATEMENTS
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations," "beliefs," "hopes," "intentions," "strategies," "trends," "goals" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the applicability of LJL's products for genotyping SNPs or other genomics applications, the impact of competitive products and pricing, the timely development and market acceptance of new products, early stage of genomics market, concentration of HTS and Ultra-HTS market, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights,


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and uncertainties relating to sole source suppliers, technological approaches,
FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Reports on Form 10-Q filed August 16, 1999 and May 14, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc. via fax at no cost, dial 800-PRO-INFO (+732-544-2850 outside the U.S.), ticker symbol: LJLB


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